UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2017

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 13, 2017, Steven T. Schuler, Executive Vice President and Chief Operations Officer of the Federal Home Loan Bank of Des Moines (the “Bank”), retired after more than 10 years of service as an executive of the Bank.

Pursuant to the terms of the employment agreement (the “Employment Agreement”) entered into by Mr. Schuler and the Bank, Mr. Schuler is entitled to receive deferred incentive benefits under the Bank’s incentive plans for 2013, 2014 and 2015, and deferred and annual incentive benefits under the Bank’s 2016 incentive plan (the “Incentive Plans”).

Mr. Schuler’s Employment Agreement is included as exhibit 10.5 to the Bank’s Periodic Report on Form 10-Q dated November 12, 2014. The Incentive Plans are furnished as exhibits to the Bank’s Current Reports on Form 8-K dated March 25, 2013, April 17, 2014, April 8, 2015 (as amended), and March 1, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

January 20, 2017	By:	/s/ Joseph E. Amato

Name: Joseph E. Amato
Title: Executive Vice President/Chief Financial Officer